Exhibit 99.1
Granite Ridge Resources, Inc. Reports Second Quarter 2026 Results and Declares Quarterly Cash Dividend
Dallas, Texas, August 6, 2026 – Granite Ridge Resources, Inc. (“Granite Ridge” or the “Company”) (NYSE: GRNT) today reported financial and operating results for the second quarter of 2026.
Second Quarter 2026 Highlights
•Grew daily production 1% to 32,044 barrels of oil equivalent (“Boe”) per day (51% oil), from 31,576 Boe per day for the second quarter of 2025.
•Reported net income of $30.0 million, or $0.23 per diluted share, versus $25.1 million, or $0.19 per diluted share, for the prior year period. Adjusted Net Income (non-GAAP) totaled $11.1 million, or $0.09 Adjusted Earnings Per Diluted Share (non-GAAP).
•Generated $79.6 million of Adjusted EBITDAX (non-GAAP).
•Invested $78.5 million in drilling and completions capital expenditures and $16.7 million in acquisition capital to capture high quality drilling opportunities.
•Placed 7.2 net wells online.
•Paid dividend of $0.11 per share of common stock.
•Net Debt to Trailing Twelve Months Adjusted EBITDAX (non-GAAP) of 1.4x.
•Subsequent to quarter end, the Company’s Board of Directors declared a regular quarterly dividend of $0.11 per share payable on September 14, 2026 to shareholders of record as of August 28, 2026. Future declarations of dividends are subject to approval by the Board of Directors.
See “Supplemental Non-GAAP Financial Measures” below for descriptions of the above non-GAAP measures as well as a reconciliation of these measures to the associated GAAP (as defined herein) measures.
Tyler Farquharson, President and CEO of Granite Ridge, commented, “2026 is the final year in which we expect to invest ahead of cash flow, and our second quarter activity advanced the plan we have laid out to reach a free cash flow inflection in 2027. During the quarter we brought new wells online, added high-return inventory, and maintained a conservative balance sheet and our quarterly dividend.
“Our Operated Partnership platform remains our principal differentiator. Through Admiral Permian Resources, and through the additional partnerships we are developing, we fund development on acreage sourced through our partners' operating relationships rather than through broadly marketed packages, adding inventory at attractive entry costs while retaining control of our capital. We underwrite every opportunity to a full-cycle return above 25% at strip pricing, and in the first half of 2026 we replaced inventory faster than we developed it.
“Our strategy does not depend on a higher commodity price environment; our underwriting discipline and hedge program are designed to protect cash flow across a range of outcomes. We remain focused on executing toward our 2027 framework of durable growth, a double-digit free cash flow yield, and a well-covered dividend.”
Financial Results
Oil and natural gas sales for the second quarter of 2026 were $149.3 million. Net income was $30.0 million, or $0.23 per diluted share. Excluding non-cash and special items, Adjusted Net Income (non-GAAP) was $11.1 million, or $0.09 per diluted share.
Adjusted EBITDAX (non-GAAP) for the second quarter of 2026 totaled $79.6 million compared to $75.4 million for the second quarter of 2025. Cash flow from operating activities was $55.6 million, including $14.0 million in working capital changes. Operating Cash Flow Before Working Capital Changes (non-GAAP) was $69.5 million.
Production Results
Second quarter 2026 oil production volumes totaled 16,341 barrels (“Bbls”) per day, a 2% increase from the second quarter of 2025. Natural gas production for the second quarter of 2026 totaled 94,220 thousand cubic feet of natural gas (“Mcf”) per day, a 1% increase from the second quarter of 2025. The Company’s daily production for the second quarter of 2026 grew 1% from the second quarter of the prior year to 32,044 Boe per day.

Oil, Natural Gas and Related Product Sales
The Company’s average realized price for oil and natural gas for the second quarter of 2026, excluding the effect of commodity derivatives, was $93.93 per Bbl and $1.12 per Mcf, respectively, compared to $61.41 per Bbl and $2.32 per Mcf realized in the second quarter of 2025.
Operating Costs
Lease operating expenses were $30.0 million in the second quarter of 2026, or $10.27 per Boe, a 47% increase on a per unit basis compared to the second quarter of 2025 as a result of increased saltwater disposal costs as a result of higher water cuts and flowback operations, surface equipment rentals, and contract labor. Production and ad valorem taxes were $9.3 million for the quarter, or 6% of oil and natural gas sales. During the quarter, general and administrative expenses totaled $9.2 million, or $3.14 per Boe, inclusive of $1.3 million of non-cash stock-based compensation.
Capital Expenditures and Operational Activity
Capital expenditures for the quarter were $95.2 million comprised of $78.5 million of drilling and completions capital and $16.7 million of property acquisition costs. The Company closed 27 acquisitions primarily in the Permian and Appalachian Basins, adding an aggregate inventory of 21.9 net undeveloped locations.
The table below provides the costs incurred for oil and natural gas producing activities for the periods indicated:

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2026	2025	2026	2025
Property acquisition costs:
Proved	$2	$—	$591	$13,341
Unproved	16,682	10,069	26,234	31,090
Exploration costs	5,339	—	5,339	—
Development costs	73,131	77,185	131,427	148,587
Total costs incurred for oil and natural gas properties	$95,154	$87,254	$163,591	$193,018
The Company had 7.2 net wells turned in-line (“TIL”) during the second quarter of 2026, compared to 4.9 net wells TIL in the second quarter of 2025.
The table below provides a summary of gross and net wells completed and TIL for the three and six months ended June 30, 2026:

	Three Months Ended June 30, 2026		Six Months Ended June 30, 2026
	Gross	Net	Gross	Net
Permian	43	6.5	62	7.6
Eagle Ford	1	—	4	0.1
Bakken	12	0.3	14	0.3
Haynesville	2	—	3	0.1
DJ	1	0.1	7	0.1
Appalachian	22	0.3	28	0.4
Total	81	7.2	118	8.6
At June 30, 2026, the Company had 175 gross (14.0 net) wells in process.
Liquidity and Capital Resources
As of June 30, 2026, Granite Ridge had $350.0 million of principal debt outstanding on 8.875% senior unsecured notes and $125.0 million of debt outstanding under our senior secured revolving credit agreement (as amended, the “Credit

Agreement”). The Company had $293.8 million of liquidity, consisting of $249.7 million of committed borrowing availability under the Credit Agreement and $44.1 million of cash on hand.
Commodity Derivatives Update
The Company’s commodity derivatives strategy is intended to manage its exposure to commodity price fluctuations. Please see the table under “Derivatives Information” below for detailed information about Granite Ridge’s current derivatives positions.

2026 Guidance
The following table summarizes the Company’s operational and financial guidance for 2026.

2026 Guidance
Annual production (Boe per day)	34,000 - 36,000
Oil as a % of sales volumes	50% - 52%
Acquisitions ($ in millions)	$45 - $55
Development capital expenditures ($ in millions)	$300 - $330
Total capital expenditures ($ in millions)	$345 - $385
Lease operating expenses (per Boe)	$8.25 - $9.25
Production and ad valorem taxes (as a % of total sales)	6% - 7%
Cash general and administrative expense ($ in millions)	$25 - $27
Grey Rock Distribution
Grey Rock Investment Partners, which beneficially owns approximately 50% of Granite Ridge's outstanding common stock, has informed the Company that it intends to distribute a portion of its shares to the limited partners of one of its affiliated funds in the third quarter of 2026, representing the first of multiple expected tranches. The distribution is expected to be an in-kind distribution of existing shares by Grey Rock to its limited partners. It is not an underwritten offering, the Company is not issuing any shares, and the Company will not receive any proceeds. The size, timing and completion of any distribution are at Grey Rock's discretion, and no assurance can be given that any distribution will occur as described.
If distributions reduce Grey Rock's beneficial ownership to less than 50% of the Company's voting power, Granite Ridge will transition to governance as a non-controlled company under NYSE listing standards, including a majority-independent Board and independent compensation and nominating and corporate governance committees. The Company will complete that transition within the periods those standards provide. A distribution would not alter the Company's Master Services Agreement with Grey Rock, the opportunity-sharing arrangements thereunder, or the agreements governing the Company's Operated Partnerships. For information regarding Grey Rock's ownership and intentions, investors should refer to its filings under Section 13(d) of the Exchange Act.

Conference Call
Granite Ridge will host a conference call on August 7, 2026, at 10:00 a.m. CT (11:00 a.m. ET) to discuss its second quarter 2026 results. A Q&A session for security analysts will immediately follow the discussion.

The details are as follows:

When:	Friday, August 7, 2026, at 10:00 a.m. CT
Where:	https://ir.graniteridge.com

Webcast:	To access the live webcast, please click the website link
Dial-in / Q&A Participation:
1.Click on the call link and complete the online registration form.
2.Upon registering you will receive the dial-in info and a unique PIN to join the call as well as an email confirmation with the details.
3.Select method for joining the call:
a.Dial-in: A dial-in number and unique PIN will be displayed to connect directly from your phone.
b.Call Me: Enter your phone number and click “Call Me” for an immediate callback from the system. The call will come from a US number.

Upcoming Investor Events
Granite Ridge management will be participating in the following upcoming investor events:
•Enercom Denver - The Energy Investment Conference (Denver, CO) - August 18-19, 2026
•Pickering Energy Partners - PEP Energy Conference (Austin, TX) - September 28-30, 2026

Any investor presentations to be used for such events will be posted prior to the respective event on Granite Ridge’s website. Information on Granite Ridge’s website does not constitute a portion of, and is not incorporated by reference into this press release.
About Granite Ridge
Granite Ridge is a scaled energy company which aims to provide shareholders with exposure similar to energy private equity through operated partnerships and traditional non-operated assets. We own assets in six prolific unconventional basins across the United States. We aim to deliver a diversified portfolio with best-in-class full cycle returns by investing in a large number of high-graded deals developed by proven public and private operators. We focus on success as measured by total shareholder returns, which we seek to balance with a low leverage profile. For more information, visit Granite Ridge’s website at www.graniteridge.com.
Forward-Looking Statements and Cautionary Statements
This press release contains forward-looking statements regarding future events and future results that are subject to the safe harbors created under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts included in this release regarding, without limitation, Granite Ridge’s 2026 outlook, financial position, operating and financial performance, business strategy, plans and objectives of management for future operations, industry conditions, indebtedness covenant compliance, capital expenditures, production, cash flows and the Grey Rock distribution are forward-looking statements. When used in this release, forward-looking statements are generally accompanied by terms or phrases such as “estimate,” “project,” “predict,” “believe,” “expect,” “continue,” “anticipate,” “target,” “could,” “plan,” “intend,” “seek,” “goal,” “will,” “should,” “may” or other words and similar expressions that convey the uncertainty of future events or outcomes. Items contemplating or making assumptions about actual or potential future production and sales, market size, collaborations, and trends or operating results also constitute such forward-looking statements.
Forward-looking statements involve inherent risks and uncertainties, and important factors (many of which are beyond Granite Ridge’s control) that could cause actual results to differ materially from those set forth in the forward-looking statements, including the following: changes in Granite Ridge’s strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects and plans, changes in current or future commodity prices and interest rates, supply chain disruptions, infrastructure constraints and related factors affecting our properties, ability to acquire additional development opportunities and potential or pending acquisition transactions, as well as the effects of such acquisitions on the Company’s cash position and levels of indebtedness, changes in reserves estimates or the value thereof, operational risks including, but not limited to, the pace of drilling and completions activity on our properties, changes in the markets in which Granite Ridge competes, geopolitical risk and changes in applicable laws, legislation, or regulations, including those relating to environmental matters, cyber-related risks, the fact that reserve estimates depend on many assumptions that may turn out to be inaccurate and that any material inaccuracies in reserve estimates or underlying assumptions will materially affect the quantities and present value of Granite Ridge’s reserves, the outcome of any known and unknown litigation and regulatory proceedings, limited liquidity and trading of Granite Ridge’s securities, acts of war, terrorism or uncertainty regarding the effects and duration of global hostilities, including the Israel-Hamas conflict, the Russia-Ukraine war, the conflict in Iran, continued instability in the Middle East, and any associated armed conflicts or related sanctions which may disrupt commodity prices and create instability in the financial markets, and market conditions and global, regulatory, technical, and economic factors beyond Granite Ridge’s control, including the potential adverse effects of world health events, affecting capital markets, general economic conditions, global supply chains, uncertainties with respect to trade policies (including the imposition of tariffs) and Granite Ridge’s business and operations, increasing regulatory and investor emphasis on, and attention to, environmental, social and governance matters, our ability to establish and maintain effective internal control over financial reporting, and the other risks described under the heading “Item 1A. Risk Factors” in Granite Ridge’s Annual Report on Form 10-K for the year ended December 31, 2025 filed with the Securities and Exchange Commission (“SEC”), as updated by any subsequent Quarterly Reports on Form 10-Q that Granite Ridge files with the SEC.
Granite Ridge has based these forward-looking statements on its current expectations and assumptions about future events. While management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond Granite Ridge’s control. If one or more of these risks or uncertainties materialize, or if the underlying assumptions prove incorrect, our actual results may vary materially from those expected or projected. Granite Ridge does not undertake any duty to update or revise any forward-looking statements, except as may be required by the federal securities laws.
Use of Non-GAAP Financial Measures
To supplement the presentation of the Company’s financial results prepared in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), this press release contains certain financial measures that are not prepared in accordance with GAAP, including Adjusted Net Income, Adjusted Earnings Per Share, Adjusted EBITDAX, Trailing Twelve Months Adjusted EBITDAX, Operating Cash Flow Before Working Capital Changes, and Net Debt.
See “Supplemental Non-GAAP Financial Measures” below for a description and reconciliation of each non-GAAP measure presented in this press release to the most directly comparable financial measure calculated in accordance with GAAP.

Granite Ridge Resources, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)

(in thousands, except par value and share data)	June 30, 2026	December 31, 2025
ASSETS
Current assets:
Cash	$44,092	$14,846
Revenue receivable	100,956	74,166
Advances to operators	3,146	2,682
Prepaid and other current assets	4,840	2,251
Derivative assets - commodity derivatives	1,805	13,978
Equity investments	—	10,960
Total current assets	154,839	118,883
Property and equipment:
Oil and gas properties, successful efforts method	2,039,497	1,897,388
Accumulated depletion	(964,968)	(857,832)
Total property and equipment, net	1,074,529	1,039,556
Long-term assets:
Derivative assets - commodity derivatives	3,088	3,743
Other long-term assets	5,121	5,889
Total long-term assets	8,209	9,632
Total assets	$1,237,577	$1,168,071
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$100,076	$76,847
Current portion of long-term debt	35,000	17,500
Derivative liabilities - commodity derivatives	10,635	24
Other liabilities	5,536	810
Total current liabilities	151,247	95,181
Long-term liabilities:
Long-term debt, net	427,108	367,832
Derivative liabilities - commodity derivatives	1,021	—
Asset retirement obligations	12,430	11,968
Deferred tax liability	82,456	87,330
Other long-term payables	942	—
Total long-term liabilities	523,957	467,130
Total liabilities	675,204	562,311
Stockholders' equity:
Common stock, $0.0001 par value, 431,000,000 shares authorized, 137,592,654 and 136,941,978 issued at June 30, 2026 and December 31, 2025, respectively	14	14
Additional paid-in capital	661,876	659,228
Retained earnings (accumulated deficit)	(63,291)	(17,286)
Treasury stock, at cost, 5,692,412 and 5,686,711 shares at June 30, 2026 and December 31, 2025, respectively	(36,226)	(36,196)
Total stockholders' equity	562,373	605,760
Total liabilities and stockholders' equity	$1,237,577	$1,168,071

Granite Ridge Resources, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except per share data)	2026	2025	2026	2025
Revenues:
Oil and natural gas sales	$149,273	$109,219	$277,537	$232,150
Operating costs and expenses:
Lease operating expenses	29,961	20,118	59,640	36,358
Production and ad valorem taxes	9,284	6,437	17,520	14,805
Depletion and accretion expense	52,666	53,412	107,645	101,857
Impairments of long-lived assets	9,149	—	20,323	—
General and administrative	9,151	8,517	18,231	15,980
Other, net	45	—	312	(120)
Total operating costs and expenses	110,256	88,484	223,671	168,880
Net operating income	39,017	20,735	53,866	63,270
Other income (expense):
Gain (loss) on derivatives - commodity derivatives	12,992	23,925	(59,035)	9,068
Interest expense, net	(11,074)	(5,914)	(21,393)	(10,929)
Gain (loss) on equity investments	(2,223)	(5,795)	4,452	(15,766)
Other income (loss)	157	(93)	315	(93)
Total other income (expense)	(148)	12,123	(75,661)	(17,720)
Income (loss) before income taxes	38,869	32,858	(21,795)	45,550
Income tax expense (benefit)	8,873	7,777	(4,760)	10,657
Net income (loss)	$29,996	$25,081	$(17,035)	$34,893

Net income (loss) per share:
Basic	$0.23	$0.19	$(0.13)	$0.27
Diluted	$0.23	$0.19	$(0.13)	$0.27
Weighted-average number of shares outstanding:
Basic	130,805	130,469	130,713	130,403
Diluted	130,824	130,588	130,713	130,496

Granite Ridge Resources, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Six Months Ended June 30,
(in thousands)	2026	2025
Operating activities:
Net income (loss)	$(17,035)	$34,893
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depletion and accretion expense	107,645	101,857
Impairments of long-lived assets	20,323	—
Unrealized (gain) loss on derivatives - commodity derivatives	24,460	(8,210)
Stock-based compensation expense	2,648	1,048
Amortization of deferred financing costs and original issue discount	2,658	800
(Gain) loss on equity investments	(4,452)	15,766
Deferred income taxes	(4,874)	10,275
Other	(135)	(258)
Increase (decrease) in cash attributable to changes in operating assets and liabilities:
Revenue receivable	(26,790)	(6,956)
Accounts payable and accrued liabilities	6,581	3,202
Prepaid and other current assets	(2,589)	1,615
Other liabilities and long-term payables	5,488	102
Net cash provided by operating activities	113,928	154,134
Investing activities:
Capital expenditures for oil and natural gas properties	(122,593)	(164,533)
Acquisition of oil and natural gas properties	(26,182)	(44,861)
Proceeds from sale of equity investments	15,412	4,991
Proceeds from sale of oil and natural gas properties	1,542	175
Refund of advances to operators	1,139	3,695
Net cash used in investing activities	(130,682)	(200,533)
Financing activities:
Proceeds from borrowing on credit facilities	105,000	95,000
Repayments of borrowing on credit facilities	(30,000)	(25,000)
Deferred financing costs	—	(449)
Purchase of treasury shares	(30)	(16)
Payment of dividends	(28,970)	(28,812)
Net cash provided by financing activities	46,000	40,723
Net change in cash	29,246	(5,676)
Cash at beginning of period	14,846	9,419
Cash at end of period	$44,092	$3,743
Supplemental disclosure of non-cash investing activities:
Change in accrued capital expenditures included in accounts payable and accrued liabilities	$7,396	$(7,815)
Advances to operators applied to development of oil and natural gas properties	$84,119	$72,541

Granite Ridge Resources, Inc.
Summary Production and Price Data
The following table sets forth summary information concerning production and operating data for the periods indicated:

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net Sales (in thousands):
Oil sales	$139,674	$89,462	$243,120	$181,309
Natural gas and related product sales	9,599	19,757	34,417	50,841
Total revenues	$149,273	$109,219	$277,537	$232,150

Net Production:
Oil (MBbl)	1,487	1,457	2,966	2,784
Natural gas (MMcf)	8,574	8,500	18,311	16,326
Total (MBoe)(1)	2,916	2,874	6,018	5,505
Average Daily Production:
Oil (Bbl)	16,341	16,009	16,387	15,384
Natural gas (Mcf)	94,220	93,404	101,166	90,200
Total (Boe)(1)	32,044	31,576	33,249	30,417

Average Sales Prices:
Oil (per Bbl)	$93.93	$61.41	$81.97	$65.11
Effect of gain (loss) on settled oil derivatives on average price (per Bbl)	(18.28)	0.49	(11.30)	0.23
Oil net of settled oil derivatives (per Bbl)(2)	$75.65	$61.90	$70.67	$65.34

Natural gas sales (per Mcf)	$1.12	$2.32	$1.88	$3.11
Effect of gain (loss) on settled natural gas derivatives on average price (per Mcf)	0.52	0.03	(0.06)	0.01
Natural gas sales net of settled natural gas derivatives (per Mcf)(2)	$1.64	$2.35	$1.82	$3.12

Realized price on a Boe basis excluding settled commodity derivatives	$51.19	$38.01	$46.12	$42.17
Effect of gain (loss) on settled commodity derivatives on average price (per Boe)	(7.80)	0.34	(5.75)	0.16
Realized price on a Boe basis including settled commodity derivatives(2)	$43.39	$38.35	$40.37	$42.33

Operating Expenses (in thousands):
Lease operating expenses	$29,961	$20,118	$59,640	$36,358
Production and ad valorem taxes	9,284	6,437	17,520	14,805
Depletion and accretion expense	52,666	53,412	107,645	101,857
General and administrative	9,151	8,517	18,231	15,980
Costs and Expenses (per Boe):
Lease operating expenses	$10.27	$7.00	$9.91	$6.60
Production and ad valorem taxes	$3.18	$2.24	$2.91	$2.69
Depletion and accretion	$18.06	$18.59	$17.89	$18.50
General and administrative	$3.14	$2.96	$3.03	$2.90

Net Producing Wells at Period-End:	249.92	227.42	249.92	227.42
(1)Natural gas is converted to Boe using the ratio of one barrel of oil to six Mcf of natural gas.
(2)The presentation of realized prices including settled commodity derivatives is a result of including the net cash receipts from (payments on) commodity derivatives to realized pricing. This presentation of average prices with derivatives is a means by which to reflect the actual cash performance of our commodity derivatives for the respective periods and presents oil and natural gas prices with derivatives in a manner consistent with the presentation generally used by the investment community.

Granite Ridge Resources, Inc.
Derivatives Information
The table below provides data associated with the Company’s derivatives at August 6, 2026, for the periods indicated:

	2026			2027	2028
	Third Quarter	Fourth Quarter	Total	Total	Total
Collars (oil)
Volume (Bbl)	909,612	795,038	1,704,650	1,620,934	—
Weighted-average floor price ($/Bbl)	$60.53	$59.97	$60.27	$54.91	$—
Weighted-average ceiling price ($/Bbl)	$69.93	$68.53	$69.28	$76.63	$—
Swaps (oil)
Volume (Bbl)	73,484	53,974	127,458	452,936	—
Weighted-average price ($/Bbl)	$60.27	$60.24	$60.26	$60.21	$—
Swaps (oil WTI / Brent CMA Diff)
Volume (Bbl)	368,627	318,367	686,994	—	—
Weighted-average price ($/Bbl)	$(5.51)	$(5.51)	$(5.51)	$—	$—
Collars (natural gas)
Volume (Mcf)	1,727,756	3,868,320	5,596,076	6,427,940	2,211,640
Weighted-average floor price ($/Mcf)	$3.25	$3.66	$3.53	$3.86	$3.60
Weighted-average ceiling price ($/Mcf)	$4.00	$4.44	$4.30	$4.96	$4.73
Swaps (natural gas)
Volume (Mcf)	3,961,363	1,222,218	5,183,581	9,323,814	—
Weighted-average price ($/Mcf)	$3.73	$3.73	$3.73	$3.60	$—
Swaps (natural gas Waha Basis)
Volume (Mcf)	2,712,563	2,300,200	5,012,763	5,677,944	111,100
Weighted-average price ($/Mcf)	$(4.74)	$(1.60)	$(3.30)	$(1.38)	$(1.60)

Granite Ridge Resources, Inc.
Supplemental Non-GAAP Financial Measures
The Company reports its financial results in accordance with GAAP. However, the Company believes certain non-GAAP performance measures may provide financial statement users with additional meaningful comparisons between current results, the results of its peers and the results of prior periods. In addition, the Company believes these measures are used by analysts and others in the valuation, rating and investment recommendations of companies within the oil and natural gas exploration and production industry. See the reconciliations throughout this release of GAAP financial measures to non-GAAP financial measures for the periods indicated.
Reconciliation of Net Income (Loss) to Adjusted EBITDAX
Adjusted EBITDAX is presented herein and reconciled from the GAAP measure of net income (loss) because of its wide acceptance by the investment community as a financial indicator.
The Company defines Adjusted EBITDAX as net income (loss) before depletion and accretion expense, unrealized (gain) loss on derivatives – commodity derivatives, interest expense, net, non-cash stock-based compensation, income tax expense (benefit), impairment of unproved properties, impairments of long-lived assets, (gain) loss on equity investments, and other, net. Adjusted EBITDAX is not a measure of net income or cash flows as determined by GAAP.
The Company’s Adjusted EBITDAX measure provides additional information that may be used to better understand the Company’s operations. Adjusted EBITDAX is one of several metrics that the Company uses as a supplemental financial measurement in the evaluation of its business and should not be considered in isolation or as an alternative to, or more meaningful than, net income (loss) as an indicator of operating performance. Certain items excluded from Adjusted EBITDAX are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic cost of depreciable and depletable assets. Adjusted EBITDAX, as used by the Company, may not be comparable to similarly titled measures reported by other companies. The Company believes that Adjusted EBITDAX is a widely followed measure of operating performance and is one of many metrics used by the Company’s management team and by other users of the Company’s consolidated financial statements. For example, Adjusted EBITDAX can be used to assess the Company’s operating performance and return on capital in comparison to other independent exploration and production companies without regard to financial or capital structure, and to assess the financial performance of the Company’s assets and the Company without regard to capital structure or historical cost basis.
The following table provides a reconciliation of the GAAP measure of net income (loss) to Adjusted EBITDAX for the periods indicated:

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2026	2025	2026	2025
Net income (loss)	$29,996	$25,081	$(17,035)	$34,893
Interest expense, net	11,074	5,914	21,393	10,929
Income tax expense (benefit)	8,873	7,777	(4,760)	10,657
Other, net	45	—	312	(120)
Depletion and accretion expense	52,666	53,412	107,645	101,857
Non-cash stock-based compensation	1,250	395	2,648	1,048
Impairments of long-lived assets	9,149	—	20,323	—
Unrealized (gain) loss on derivatives - commodity derivatives	(35,725)	(22,954)	24,460	(8,210)
(Gain) loss on equity investments	2,223	5,795	(4,452)	15,766
Adjusted EBITDAX	$79,551	$75,420	$150,534	$166,820
The Company defines Trailing Twelve Months Adjusted EBITDAX as the accumulation of the prior twelve months Adjusted EBITDAX. Adjusted EBITDAX for each of the quarters ended September 30, 2025, December 31, 2025, March 31, 2026, and June 30, 2026 were previously reported in an earnings release relating to the applicable quarter, and the reconciliation of net income to Adjusted EBITDAX for each quarter is included in the applicable earnings release.

The following table provides a reconciliation of the GAAP measure of net income to Trailing Twelve Months Adjusted EBITDAX for the period indicated:

Trailing Twelve Months Ended June 30,
(in thousands)	2026
Net loss	$(27,575)
Interest expense, net	35,964
Income tax expense	(7,656)
Other, net	497
Depletion and accretion expense	221,489
Non-cash stock-based compensation	5,356
Impairments of long-lived assets	64,977
Unrealized loss on derivatives - commodity derivatives	10,008
Loss on equity investments	(4,385)
Trailing Twelve Months Adjusted EBITDAX	$298,675
Reconciliation of Debt to Net Debt
The Company provides Net Debt, which is a non-GAAP financial measure. The Company defines Net Debt as current portion of long-term debt, plus long-term debt, net, less cash as of the balance sheet date. The Company’s Net Debt to Trailing Twelve Months Adjusted EBITDAX provides investors with insight into the Company’s leverage as of the measurement date.
The following table provides a reconciliation from the GAAP measure of Debt to Net Debt and Net Debt to Trailing Twelve Months Adjusted EBITDAX ratio:

June 30,
(in thousands except for ratio)	2026
Current portion of long-term debt	$35,000
Long-term debt, net	427,108
Cash	(44,092)
Net Debt	$418,016

Net Debt to Trailing Twelve Months Adjusted EBITDAX Ratio	1.4
Reconciliation of Net Income (Loss) to Adjusted Net Income and Adjusted Earnings Per Share
The Company provides Adjusted Net Income and Adjusted Earnings Per Share, which are non-GAAP financial measures. Adjusted Net Income and Adjusted Earnings Per Share represent earnings and diluted earnings (loss) per share determined under GAAP without regard to certain non-cash and nonrecurring items. The Company defines Adjusted Net Income as net income as determined under GAAP excluding impairments of long-lived assets, unrealized (gain) loss on derivatives - commodity derivatives, (gain) loss on equity investments, certain nonrecurring general and administrative expenses and tax impact on above adjustments.
The Company defines Adjusted Earnings Per Share as Adjusted Net Income divided by weighted average number of diluted shares of common stock outstanding.
The Company believes these measures provide useful information to analysts and investors for analysis of its operating results on a recurring, comparable basis from period to period. Adjusted Net Income and Adjusted Earnings Per Share should not be considered in isolation or as a substitute for earnings or diluted earnings per share as determined in accordance with GAAP and may not be comparable to other similarly titled measures of other companies.

The following table provides a reconciliation from the GAAP measure of net income (loss) to Adjusted Net Income, both in total and on a per diluted share basis, for the periods indicated:

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except share data)	2026	2025	2026	2025
Net income (loss)	$29,996	$25,081	$(17,035)	$34,893
Impairments of long-lived assets	9,149	—	20,323	—
Unrealized (gain) loss on derivatives - commodity derivatives	(35,725)	(22,954)	24,460	(8,210)
(Gain) loss on equity investments	2,223	5,795	(4,452)	15,766
Nonrecurring general and administrative expenses - severance costs	—	1,732	—	1,732
Nonrecurring general and administrative expenses - capital markets transaction costs	—	1,112	—	1,112
Tax impact on above adjustments (a)	5,462	3,235	(9,046)	(2,350)
Adjusted Net Income	$11,105	$14,001	$14,250	$42,943

Earnings (loss) per diluted share - as reported	$0.23	$0.19	$(0.13)	$0.27
Impairments of long-lived assets	0.07	—	0.16	—
Unrealized (gain) loss on derivatives - commodity derivatives	(0.27)	(0.18)	0.19	(0.06)
(Gain) loss on equity investments	0.02	0.05	(0.03)	0.12
Nonrecurring general and administrative expenses - severance costs	—	0.01	—	0.01
Nonrecurring general and administrative expenses - capital markets transaction costs	—	0.01	—	0.01
Tax impact on above adjustments (a)	0.04	0.03	(0.08)	(0.02)
Adjusted Earnings Per Diluted Share	$0.09	$0.11	$0.11	$0.33
Adjusted earnings per share:
Basic earnings	$0.09	$0.11	$0.11	$0.33
Diluted earnings	$0.09	$0.11	$0.11	$0.33
(a) Estimated using statutory tax rate in effect for the period.
Reconciliation of Net Cash Provided by Operating Activities to Operating Cash Flow Before Working Capital Changes
The Company provides Operating Cash Flow (“OCF”) Before Working Capital Changes, which is a non-GAAP financial measure. The Company defines OCF Before Working Capital Changes as net cash provided by operating activities as determined under GAAP excluding changes in operating assets and liabilities such as: changes in cash due to changes in operating assets and liabilities, revenue receivable, accounts payable and accrued liabilities, prepaid and other current assets, and other liabilities and long-term payables. The Company believes OCF Before Working Capital Changes is an accepted measure of an oil and natural gas company’s ability to generate cash used to fund development and acquisition activities and service debt or pay dividends.
This non-GAAP measure should not be considered as an alternative to, or more meaningful than, net cash provided by operating activities as an indicator of operating performance.

The following table provides a reconciliation from the GAAP measure of net cash provided by operating activities to OCF Before Working Capital Changes:

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2026	2025	2026	2025
Net cash provided by operating activities	$55,580	$78,043	$113,928	$154,134
Changes in cash due to changes in operating assets and liabilities:
Revenue receivable	10,147	(4,097)	26,790	6,956
Accounts payable and accrued liabilities	(1,633)	(1,989)	(6,581)	(3,202)
Prepaid and other current assets	3,440	(2,425)	2,589	(1,615)
Other liabilities and long-term payables	2,002	(73)	(5,488)	(102)
Total working capital changes	13,956	(8,584)	17,310	2,037
Operating Cash Flow Before Working Capital Changes	$69,536	$69,459	$131,238	$156,171